UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010

SUNOPTA INC.

(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 27, 2010, SunOpta Inc. (the “Company”) held its Annual & Special Meeting of Shareholders. The matters voted upon at the meeting included (i) the election of eight directors of the Company for the ensuing year; (ii) the appointment of the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the board of directors of the Company to fix their remuneration; (iii) the approval of certain amendments to the Company’s By-Law No. 14; and (iv) the approval, on an advisory basis, of a resolution relating to the Company’s executive compensation practices.

Our scrutineer reported the vote of the shareholders as follows:

1.	Election of Directors

Director Name	Votes For	Votes Withheld
Jay Amato	32,434,207	2,235,708
Steven Bromley	34,231,081	438,834
Douglas Greene	34,423,991	245,924
Victor Hepburn	34,391,469	278,446
Katrina Houde	34,094,697	575,218
Cyril Ing	34,303,625	366,290
Jeremy Kendall	34,237,847	432,068
Allan Routh	34,278,471	391,444

2.	Appointment if Independent Registered Public Accounting Firm

Votes For	Votes Withheld
34,047,142	539,019

3.	Amendments to By-Laws

Votes For	Votes Against
34,457,436	128,725

4.	Advisory Vote on Executive Compensation

Votes For	Votes Against
33,713,032	863,150

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich

John Dietrich
Vice President, Corporate Development and Secretary

Date	May 28, 2010